                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [section]240.14a-11(c) or
    [section]240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             DM Management Company
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 DM MANAGEMENT


--------------------------------------------------------------------------------

                             DM MANAGEMENT COMPANY


                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 1996

                                      AND

                                PROXY STATEMENT

--------------------------------------------------------------------------------







                                   IMPORTANT
                     PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                      D  M   M  A  N  A  G  E  M  E  N  T




                                                                October 16, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of DM Management Company. The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Friday, November 8, 1996, beginning at 10:00 A.M., local time.

     As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

     Thank you for your cooperation, continued support and interest in DM Management Company.

                                            Sincerely,


                                            /s/ Gordon R. Cooke
                                            -----------------------------
                                            Gordon R. Cooke
                                            President and Chief Executive
                                            Officer




25 RECREATION PARK DRIVE, SUITE 200, HINGHAM, MA 02043 - 617 740-2718 -
FAX 617 749-8523
WINTERBROOK WAY, RT. 104, MEREDITH, NH 03253 - 603 279-7051 - FAX 603 279-6297

                             DM MANAGEMENT COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 8, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of DM Management Company (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Friday, November 8, 1996, beginning at 10:00 A.M., local time for the following purposes:

     1. To fix the number of directors that shall constitute the whole Board of Directors of the Company at four;

     2. To consider and vote upon the election of one Class C Director; and

     3. To transact such further business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 1, 1996 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.


                                            By Order of the Board of Directors,


                                            /s/ David R. Pierson
                                            -----------------------------
                                            David R. Pierson
                                            Secretary

Boston, Massachusetts
October 16, 1996


                             YOUR VOTE IS IMPORTANT

             PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                      NOT YOU PLAN TO ATTEND THE MEETING.

                             DM MANAGEMENT COMPANY
                            25 RECREATION PARK DRIVE
                          HINGHAM, MASSACHUSETTS 02043
                                 (617) 740-2718

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 8, 1996

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about October 16, 1996 in connection with the solicitation by the Board of Directors of DM Management Company (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Friday, November 8, 1996, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

     The Board of Directors of the Company (the "Board") has fixed the close of business on October 1, 1996, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 4,326,157 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 4,326,157 votes.

     The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

     Passage of the proposal to fix the number of directors constituting the whole Board requires the approval of a majority of the votes properly cast. Abstentions and broker non-votes as to this proposal do not count as votes for or against the proposal. The Class C Director will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this election do not count as votes for or against such election.

     Votes will be tabulated by the Company's transfer agent, State Street Bank and Trust Company.

                            PROPOSALS ONE AND TWO --
              FIXING NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors consisting of from two to seven members. Within such limits, the number of directors constituting the whole Board is determined by the stockholders at the annual meeting of stockholders, and may be increased or decreased by the stockholders or the directors from time to time. The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof.

     The number of directors constituting the whole Board is currently fixed at five. There is currently a vacancy on the Board, and the term of the Company's Class C Director, Gordon R. Cooke, will expire at the Annual Meeting. The Board has recommended that the number of directors constituting the whole Board be fixed at four and has nominated Mr. Cooke for election as a Class C Director, to serve until the Company's 1999 annual meeting of stockholders or special meeting in lieu thereof, and until his successor is duly elected and qualified.

     The Company's Class A Directors are William E. Engbers and Samuel L. Shanaman. Their terms as directors will expire at the Company's 1997 annual meeting of stockholders or special meeting in lieu thereof. The Company's Class B Director is Walter J. Levison. His term as a director will expire at the Company's 1998 annual meeting of stockholders or special meeting in lieu thereof.

     Mr. Cooke has agreed to serve as a Class C Director if elected, and the Company has no reason to believe that he will be unable to serve. In the event that he is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT FOUR AND FOR THE ELECTION OF MR. COOKE AS A CLASS C DIRECTOR OF THE COMPANY.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the
Company:

NAME                          AGE                             POSITION
---                           ---                             --------
Gordon R. Cooke.............  51      President, Chief Executive Officer and Director
Samuel L. Shanaman..........  55      Executive Vice President, Chief Operating Officer, Chief
                                        Financial Officer and Director
Olga L. Conley..............  38      Vice President of Finance and Treasurer
John J. Hayes...............  41      Executive Vice President of Marketing
Carol A. Maher..............  55      Vice President of Human Resources
Stephanie B. Noble..........  41      Vice President of Merchandising
Patricia C. Selander........  39      Vice President of Inventory Management
William E. Engbers(1).......  53      Director
Walter J. Levison(2)........  78      Director

---------------
(1) Chairman of Audit Committee, member of Compensation Committee.

(2) Chairman of Compensation Committee, member of Audit Committee.

     GORDON R. COOKE has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995. Mr. Cooke served as President of Time-Warner Interactive Merchandising, a division of Time Warner Inc., from November 1993 until December 1995, and as President of Bloomingdale's By Mail, a division of Federated Department Stores, Inc., from April 1991 until October 1993.

     SAMUEL L. SHANAMAN has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since December 1995 and a director since July 1990. He served as President and Chief Executive Officer of the Company from June 1994 until December 1995. Before that he served in a variety of positions, including Vice President of Finance, Chief Financial Officer, Executive Vice President and Chief Operating Officer. Mr. Shanaman joined the Company in June 1990.

     OLGA L. CONLEY has been Vice President of Finance since June 1996 and Treasurer since August 1993. She joined the Company in October 1991 as Director of Financial Services. From January 1987 to October 1991, Ms. Conley served as Corporate Controller of Project Software & Development, Inc., a developer and provider of project management and maintenance software.

     JOHN J. HAYES has served as Executive Vice President of Marketing since joining the Company in May 1996. From September 1990 until May 1996, Mr. Hayes served as Vice President, Marketing and Catalog Production, of Bloomingdale's By Mail, a division of Federated Department Stores, Inc.

     CAROL A. MAHER has been Vice President of Human Resources since June 1996. She served as Director of Human Resources from joining the Company in December 1992 until June 1996. From January 1987 until December 1992 she was Director of Human Resources for Child World, Inc., a subsidiary of Cole National Corporation.

     STEPHANIE B. NOBLE joined the Company in April 1988 as Director of Merchandising and became Vice President of Merchandising in April 1989.

     PATRICIA C. SELANDER joined the Company in January 1993 as Director of Inventory Control and became Vice President of Inventory Management in October 1995. From September 1977 to January 1993, Ms. Selander was employed by Talbots', where she held several positions, including Retail Planner, Sportswear Division and Manager of Catalog Merchandise Systems.

     WILLIAM E. ENGBERS has been a director of the Company since July 1990. Mr. Engbers currently serves as Venture Group Manager of Allstate Insurance Company, which he joined in June 1989. Mr. Engbers is a director of Applied Biometrics, Inc. and La Jolla Pharmaceutical Company.

     WALTER J. LEVISON has been a director of the Company since March 1992. Since October 1982, Mr. Levison has been a general partner of the Aegis Venture Funds, a group of venture capital funds based in the Boston, Massachusetts area. He is also a director of Davox Corporation.

     The Company's executive officers are elected by the directors and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them.

COMMITTEES AND MEETINGS OF THE BOARD

     During the fiscal year ended June 29, 1996 ("fiscal 1996"), the Board met nine times and acted twice by unanimous written consent. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he served.

     The Board currently has two committees. The Audit Committee (currently composed of Messrs. Engbers and Levison) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met twice during fiscal 1996. The Compensation Committee (currently composed of Messrs. Engbers and Levison) makes general policy decisions relating to compensation and benefits for the Company's employees, including decisions with respect to compensation for the Company's executive officers, and administers the Company's 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Stock Option Plan") and 1993 Employee Stock Purchase Plan. The Compensation Committee met four times during fiscal 1996 and acted five times by unanimous written consent.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

     Each non-employee director of the Company has served without cash compensation but has been reimbursed, upon request, for expenses incurred in attending Board meetings. Directors who are employees of the Company are not paid any separate fees for serving as directors.

     As Outside Directors (as defined in the 1993 Stock Option Plan) serving on the Board of Directors at the time of the Company's Special Meeting of Stockholders on April 25, 1996 (the "Special Meeting"), each of Mr. Engbers and Mr. Levison automatically received a nonqualified stock option to purchase 24,000 shares of Common Stock (in addition to the nonqualified stock option to purchase 12,000 shares of Common Stock that was previously granted to him automatically under the 1993 Stock Option Plan in the form that was in effect prior to such Special Meeting) at $3.25, the fair market value of the Common Stock (as defined in the 1993 Stock Option Plan) on the date of option grant. Such options expire on the fifth anniversary of the date of grant, were immediately vested and exercisable as to two-thirds of the shares covered thereby, and will vest and become exercisable as to the remaining one-third of such shares immediately following the Annual Meeting, provided that the option holder continues to be a member of the Board immediately following such meeting. Each Outside Director joining the Board after the date of the Special Meeting will automatically receive a nonqualified stock option to purchase 24,000 shares of Common Stock at the fair market value of the Common Stock (as defined in the 1993 Stock Option Plan) upon joining the Board. Such options will expire on the fifth anniversary of the date of grant, will be immediately vested and exercisable as to one-third of the shares covered thereby and will vest and become exercisable as to the remaining two-thirds of such shares cumulatively in two equal annual installments on the first and second anniversaries of the date the option was granted, provided that the option holder is a director on such anniversary.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for the fiscal years ended June 29, 1996 ("fiscal 1996"), June 24, 1995 ("fiscal 1995") and June 25, 1994 ("fiscal 1994") of (i) those persons who served as the Chief Executive Officer of the Company during fiscal 1996, (ii) the other executive officers of the Company serving on June 29, 1996 whose salary and bonus for fiscal 1996 exceeded $100,000 and (iii) a former executive officer of the Company who was among the four most highly compensated executive officers of the Company during fiscal 1996 but was not serving as an executive officer of the Company on June 29, 1996:

                                         SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                            ANNUAL COMPENSATION       -------------
                                           ----------------------      SECURITIES         ALL OTHER
          NAME AND              FISCAL     SALARY(1)     BONUS(2)      UNDERLYING      COMPENSATION(4)
     PRINCIPAL POSITION          YEAR         ($)          ($)        OPTIONS(3)(#)          ($)
     ------------------         ------     ---------     --------     -------------    ---------------
Gordon R. Cooke(5)..........     1996       $150,010     $135,000        175,000           $49,620
  President and Chief            1995             --           --             --                --
  Executive Officer              1994             --           --             --                --

Samuel L. Shanaman(6).......     1996        155,002            0         30,000               120
  Executive Vice President,      1995        150,749            0         25,000               582
  Chief Operating Officer        1994        131,964       26,391              0               840
  and Chief Financial
  Officer

Stephanie B. Noble..........     1996        127,493            0         30,000               120
  Vice President of              1995        115,268            0              0               217
  Merchandising                  1994        119,018       23,804              0               640

George R. Burman, Jr.(7)....     1996        163,114            0              0            28,431
  Former Chairman of the         1995        163,114       24,467         25,000               582
  Board (no longer with the      1994        163,114       32,623              0               840
  Company)

---------------

(1) For fiscal 1996, fiscal 1995 and fiscal 1994, includes amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2) Amounts reported for each fiscal year include amounts earned with respect to that fiscal year but paid in the subsequent fiscal year.

(3) During fiscal 1996, fiscal 1995 and fiscal 1994, the Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers.

(4) The amounts reported include the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the named individuals during fiscal 1996, fiscal 1995 and fiscal 1994, respectively:
    Mr. Cooke, $120, $0 and $0; Mr. Shanaman, $120, $120 and $240; Ms. Noble, $120, $120 and $240; and Mr. Burman, $120, $120 and $240. The amounts reported also include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for fiscal 1996, fiscal 1995 and fiscal 1994, respectively, for the benefit of the named individuals: Mr. Cooke, $0, $0 and $0; Mr. Shanaman, $0, $462 and $600; Ms. Noble, $0, $97
    and $400; and Mr. Burman, $0, $462, and $600. The amount reported for Mr. Cooke includes $49,500 for relocation expenses. The amount reported for fiscal 1996 for Mr. Burman includes $6,353 paid with respect to Mr. Burman's expenses in connection with the negotiation of his severance arrangement and $21,958 payable to him after his employment with the Company terminates.

(5) Mr. Cooke was elected President and Chief Executive Officer of the Company on December 26, 1995.

(6) Mr. Shanaman resigned as President and Chief Executive Officer of the Company on December 26, 1995 and became Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company.

(7) Mr. Burman resigned as Chairman of the Board on October 1, 1995.


OPTION GRANTS

     The following table sets forth certain information regarding stock options granted during fiscal 1996 by the Company to the individuals named in the Summary Compensation Table:

                                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                    POTENTIAL
                                                      INDIVIDUAL GRANTS                            REALIZABLE
                                 -----------------------------------------------------------    VALUE AT ASSUMED
                                                      PERCENT OF                                 ANNUAL RATES OF
                                                        TOTAL                                      STOCK PRICE
                                     NUMBER OF         OPTIONS      EXERCISE                    APPRECIATION FOR
                                 SHARES UNDERLYING    GRANTED TO    PRICE PER                    OPTION TERM(2)
                                      OPTIONS        EMPLOYEES IN     SHARE       EXPIRATION   -------------------
             NAME                  GRANTED(#)(1)     FISCAL YEAR     ($/SH)          DATE       5%($)      10%($)
             ----                -----------------   ------------   ---------     ----------   -------    --------

Gordon R. Cooke................      100,000(3)         26.8%        $2.25        12/26/2002   $91,598    $213,461
                                      75,000(3)         20.1%         2.0625      12/26/2002    62,973     146,755

Samuel L. Shanaman.............       30,000(4)          8.0%         2.25         2/15/2003    27,479      64,038

Stephanie B. Noble.............       30,000(4)          8.0%         2.25         2/15/2003    27,479      64,038

George R. Burman, Jr...........            0               0            --                --        --          --

---------------

(1) All of these options were granted under the 1993 Stock Option Plan. These options are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3) These options vest in four equal installments on December 26 of each year from 1996 to 1999.

(4) These options vest in five equal installments on February 15 of each year from 1997 to 2001.


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information concerning the number and value of unexercised stock options held by each of the individuals named in the Summary Compensation Table on June 29, 1996:

                                                  FISCAL YEAR-END OPTION VALUES

                                                                                                       VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                                                                       OPTIONS HELD AT                       HELD AT
                               SHARES                                 JUNE 29, 1996(#)                 JUNE 29, 1996($)(2)
                             ACQUIRED ON         VALUE          -----------------------------     -----------------------------
                             EXERCISE(#)     REALIZED($)(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                             -----------     --------------     -----------     -------------     -----------     -------------
Gordon R. Cooke............         0            $    0                 0          175,000          $      0        $473,438

Samuel L. Shanaman.........         0                 0           148,163           50,000           458,837          78,750

Stephanie B. Noble.........     3,375               785            44,584           30,000           173,013          78,750

George R. Burman, Jr. .....     2,000             7,241           128,892           20,000           475,630               0

---------------

(1) Value is based on the last sales price of the Common Stock on the exercise date, as reported by the Nasdaq National Market, less the applicable option exercise price.

(2) Value is based on the last sales price of the Common Stock before fiscal 1996 year end ($4.875 per share on June 27, 1996), as reported by the Nasdaq National Market, less the applicable option exercise price.

CERTAIN EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     In connection with the resignation of George R. Burman, Jr. from his positions as Chairman of the Company's Board of Directors and a director of the Company, Mr. Burman and the Company entered into a Severance Agreement dated as of September 25, 1995 under which, among other things: (a) Mr. Burman continued to be employed by the Company until September 30, 1996, and continued to receive salary and regular employee benefits until September 30, 1996; (b) Mr. Burman received a cash bonus of $24,467 for fiscal 1995; (c) the Company agreed to pay Mr. Burman an additional $21,958 after his employment with the Company terminates; and (d) the Company agreed to pay up to $10,000 of Mr. Burman's expenses in connection with Mr. Burman's severance.

     In connection with the hiring of Gordon R. Cooke as President and Chief Executive Officer of the Company, Mr. Cooke and the Company entered into an employment letter agreement dated December 21, 1995 under which, among other things: (a) Mr. Cooke is paid a base salary at the rate of $300,000 per annum;
(b) Mr. Cooke received cash bonus payments of $135,000; (c) on December 26, 1995 Mr. Cooke was granted an option to purchase 100,000 shares of Common Stock at $2.25 per share (the fair market value of the Common Stock (as defined in the 1993 Stock Option Plan) on such date) and on January 2, 1996 Mr. Cooke was granted an option to purchase 75,000 shares of Common Stock at $2.0625 per share (the fair market value of the Common Stock (as defined in the 1993 Stock Option
Plan) on such date), which options vest in four equal annual installments commencing on December 26, 1996 and expire on December 26, 2002; (d) the Company agreed to pay or reimburse Mr. Cooke for certain relocation expenses; and (e) if Mr. Cooke's employment is terminated by the Company other than for just cause (as defined in the Employment Letter Agreement), the Company will make severance payments to Mr. Cooke in an aggregate amount equal to Mr. Cooke's annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary would have been paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Messrs. Engbers and Levison. Messrs. Engbers and Levison were members of the Committee during all of fiscal 1995. Ronald J. Jackson joined the Committee on July 27, 1994 and served until his resignation from the Board of Directors on October 18, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Policy

     The Company's compensation package for its executive officers for fiscal 1996 had three principal components: (1) base salary; (2) bonus; and (3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

     Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Salaries for executive officers are reviewed annually, and any adjustments are based on individual performance, change in responsibilities and market-based comparisons with other comparable companies.

     Bonuses for the Company's executive officers generally are based on a percentage of base salary and conditioned upon the Company's ability to achieve its financial plan. Executive officers who joined the Company during fiscal 1996 received hiring bonuses and/or guaranteed bonuses for fiscal 1996 or fiscal 1997. The Company's other executive officers did not receive bonuses for fiscal 1996, as the Company did not achieve its earnings goals for the fiscal year.

     Stock option awards are intended to provide the executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted additional incentive stock options to all of the Company's executive officers during fiscal 1996.

  Chief Executive Officer Compensation

     Samuel L. Shanaman. Mr. Shanaman served as President and Chief Executive Officer of the Company during fiscal 1996 until December 26, 1995. Mr. Shanaman's base salary for fiscal 1996 was at the rate of $155,000 per annum, unchanged from the rate in effect since September 1, 1994. Mr. Shanaman did not receive any bonus payments for fiscal 1996. Mr. Shanaman was granted an incentive stock option for the purchase of 30,000 shares of Common Stock at an exercise price of $2.25 per share, the closing price of the Common Stock on the Nasdaq National Market on the date the option was granted. The option vests at the rate of 20% a year commencing on February 15, 1997, and expires on February 15, 2003.

     Gordon R. Cooke. Mr. Cooke joined the Company as President and Chief Executive Officer on December 26, 1995. Mr. Cooke's base salary for fiscal 1996 was at the rate of $300,000 per annum. He received a guaranteed bonus for fiscal 1996 of $100,000 and a hiring bonus of $35,000. Mr. Cooke was granted two incentive stock options, one for the purchase of 100,000 shares of Common Stock at an exercise price of $2.25 per share and the other for the purchase of 75,000 shares of Common Stock at $2.0625 per share, in each case the closing price per share on the Nasdaq National Market on the date the option was granted. The options vest at the rate of 25% a year commencing on December 26, 1996 and expire on December 26, 2002. The Company also paid or reimbursed Mr. Cooke for certain relocation expenses. Mr. Cooke is also entitled to severance payments equal to his annual base salary in the event his employment is terminated by the Company without just cause, as defined in his employment letter agreement. Mr. Cooke's compensation is the result of negotiations between him and the Company in connection with his hiring, which was the result of an extensive search by the Company for a new chief executive officer.

                                        SUBMITTED BY THE COMPENSATION
                                        COMMITTEE OF THE BOARD OF DIRECTORS

                                        William E. Engbers
                                        Walter J. Levison (Chairman)

PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the Nasdaq Stock Market Index for U.S. Companies and the Russell 2000 Index, and a peer group composed of companies selected on a line-of-business basis and consisting of Blair Corporation, Damark International Incorporated, Gander Mountain Incorporated, Geerlings & Wade Incorporated, Hanover Direct Incorporated, Lands End Incorporated, Lillian Vernon Corporation, Right Start Incorporated, Spiegel Inc. and Williams Sonoma Inc. The return for each issuer in the peer group is weighted according to the issuer's stock market capitalization.

     The cumulative stockholder return for shares of the Company's Common Stock is calculated assuming $100 was invested on November 2, 1993, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The cumulative stockholder returns for the market indexes and the peer group are calculated assuming $100 was invested on October 31, 1993. The Company paid no cash dividends during the periods shown. The performance of the market indexes and the peer group is shown on a total return (dividends reinvested) basis.

                      COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
              AMONG DM MANAGEMENT COMPANY, THE NASDAQ STOCKMARKET -- US INDEX,
                          THE RUSSELL 2000 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD                               NASDAQ STOCK
    (FISCAL YEAR COVERED)       DM MANAGEMENT     PEER GROUP      MARKET--US     RUSSELL 2000
          11/02/93                   100             100             100             100
              6/94                   100              90              91              93
              6/95                    38              80             122             112
              6/96                    49              83             156             139

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on October 1, 1996, there were issued and outstanding 4,326,157 shares of Common Stock entitled to cast 4,326,157 votes. On October 1, 1996, the closing price of the Company's Common Stock as reported by the Nasdaq National Market was $3.25 per share.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of October 1, 1996 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director of the Company, (iii) each current executive officer of the Company, (iv) all current executive officers and directors of the Company as a group and (v) each person who served as an executive officer or director of the Company during fiscal 1996:

                                                                        SHARES BENEFICIALLY
                                                                             OWNED(1)
                                                                       ---------------------
                   NAME                                                  NUMBER      PERCENT
                   ----                                                ----------    -------
    Allstate Insurance Company and affiliates........................   1,752,404      40.5%
      Allstate Plaza South G5D
      Northbrook, IL 60062
    Cowen & Company(2)...............................................     331,000       7.7%
      Financial Square
      New York, NY 10005-3597
    George R. Burman, Jr.(3).........................................     183,710       4.1%
    Olga L. Conley(4)................................................      10,543       *
    Gordon R. Cooke..................................................           0       *
    William E. Engbers(5)............................................      36,100       *
    John J. Hayes....................................................       1,700       *
    Ronald J. Jackson(6).............................................       6,000       *
    Walter J. Levison(7).............................................      58,204       1.3%
    Carol A. Maher(8)................................................       6,646       *
    Stephanie B. Noble(9)............................................      40,459       *
    Patricia Selander(10)............................................       6,750       *
    Samuel L. Shanaman(11)...........................................     159,551       3.6%
    All current directors and executive officers as group
      (9 persons) (4)(5)(7)(8)(9)(10)(11)............................     319,953       7.0%

---------------

  *  Less than one percent.

 (1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

 (2) The beneficial owner has shared voting power with respect to 326,000 shares and shared investment power with respect to 331,000 shares.

 (3) Includes 133,892 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996. Mr. Burman resigned from his positions as Chairman of the Board and a director of the Company effective as of October 1, 1995.

 (4) Includes 9,375 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996.

 (5) Includes 100 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 36,000 shares issuable upon exercise of outstanding stock options held by Mr. Engbers currently exercisable or exercisable within sixty days following October 1, 1996. Does not include 1,752,404 shares held by Allstate. Mr. Engbers, a director of the Company, is Venture Group Manager of Allstate. Mr. Engbers disclaims beneficial ownership of the shares held by Allstate.

 (6) Includes 4,000 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996.

 (7) Includes 36,000 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996.

 (8) Includes 5,750 shares issuable upon exercise of an outstanding stock option currently exercisable or exercisable within sixty days following October 1, 1996.

 (9) Includes 29,584 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996.


(10) Includes 6,750 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996.

(11) Includes 153,163 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following October 1, 1996. Also includes 1,000 shares held in trust for Mr. Shanaman's wife. Mr. Shanaman disclaims beneficial ownership of the shares held in trust for his wife.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1996 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1996, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner with the exception of a Form 3 filing for Mr. Hayes, which was made approximately three weeks late.

                        INFORMATION CONCERNING AUDITORS

     The accounting firm of Coopers & Lybrand L.L.P., which has served as the Company's principal independent accountants continuously since the Company's formation, was selected by the Board to continue in that capacity for fiscal 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

                                  SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials related to the 1997 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than June 18, 1997.

                                 MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

     Stockholders of record on October 1, 1996 will receive a Proxy Statement and the Company's 1996 Annual Report to Stockholders, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Olga L. Conley, DM Management Company, 25 Recreation Park Drive, Suite 200, Hingham, Massachusetts 02043.

                             DM MANAGEMENT COMPANY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DM MANAGEMENT COMPANY. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF
 THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE
                               ENCLOSED ENVELOPE.

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 1996.

The undersigned stockholder of DM Management Company (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke, Samuel L. Shanaman and Olga
L. Conley, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts on Friday, November 8, 1996, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated October 16, 1996 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

--------------------------------------------------------------------------------
PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

--------------------------------------  --------------------------------------

--------------------------------------  --------------------------------------

     /X/ PLEASE MARK VOTES
         AS IN THIS EXAMPLE
                                                                                                              For  Against
                                                       1. To fix the number of directors that shall           / /    / /
                                                          constitute the whole Board of Directors of the
                                                          Company at four.


                                                                                                                     For  Against
                                                       2. To elect Gordon R. Cooke as a Class C Director of          / /    / /
                                                          the Company.

          RECORD DATE SHARES:
     ------------------------------------------
                                                          Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares.  No postage necessary affixed if mailed in the United States.
                    REGISTRATION



     ------------------------------------------

                                        --------------
     Please be sure to sign and         Date
     date this Proxy.                                     Mark box at right if comments or address change have
------------------------------------------------------    been noted on the reverse side of this card.


      Shareholder sign here     Co-owner sign here
------------------------------------------------------

--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD

                             DM MANAGEMENT COMPANY

          Dear Stockholder:

          Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management of your company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, November 8, 1996.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          DM Management Company